UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 8, 2011 (June 2, 2011)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478

(Address of principal executive offices)	(Zip Code)

(281) 504-8000
(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 2, 2011, US Dataworks, Inc. (the “Company”) and Parkway Properties, L.P. (“PP”) entered into that certain First Amendment to Lease Agreement (the “First Amendment”).  The First Amendment amended that certain Lease Agreement dated as of June 22, 2007 between the Company and PP that covered the Company’s office lease in Sugar Land, Texas (the “Current Lease Agreement”).  The First Amendment modified the Current Lease Agreement as follows: (i) the term of the lease was extended through January 31, 2018; (ii) subject to the rent abatement discussed below, the monthly base rent was adjusted as follows: (a) from August 1, 2011 through January 31, 2014, the monthly base rent is $31,316.67, (b) from February 1, 2014 through January 31, 2015, the monthly base rent is $32,882.50, (c) from February 1, 2015 through January 31, 2016, the monthly base rent is $34,448.33, (d) from February 1, 2016 through January 31, 2017, the monthly base rent is $36,014.17 and (e) from February 1, 2017 through January 31, 2018, the monthly base rent is $36,797.08; (iii) rent for the months of August 2011, September 2011, October 2011, August 2012, September 2012 and October 2012 was abated for a total rent abatement of $187,900.02; and (iv) PP provided the Company with a refurbishment allowance in the amount of $281,850, $37,580 of which may be applied to future rent abatements.  The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(a)	Exhibits

10. 1           First Amendment to Lease Agreement by and between US Dataworks, Inc. and Parkway Properties, L.P. dated June 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2011
US DATAWORKS, INC.

	By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10. 1	First Amendment to Lease Agreement by and between US Dataworks, Inc. and Parkway Properties, L.P. dated June 2, 2011.